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                                                                Exhibit 3.1.6

                            CERTIFICATE OF CORRECTION

                                       OF

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                                       OF

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                Under Section 105 of the Business Corporation Law

                             ----------------------


                  It is hereby certified that:

                  1. The name of the corporation is Chromatics Color Sciences International, Inc.

                  2. The instrument to be hereby corrected was filed by the Department of State on June 10, 1999.

                  3. The nature of the informality, error, incorrect statement, or defect of the said instrument to be hereby corrected is as follows: the introductory clause to Article Fourth of the Certificate of Amendment was not clear in indicating that the subsection 3 recited therein was not meant to replace Paragraph D in its entirety, but was meant to be added as a new subsection to Paragraph D of Article Fourth (after existing subsection 2).

                  4. The introductory clause to Article Fourth of the Certificate of Amendment hereinabove described is hereby corrected to read as follows:

                      "FOURTH: To accomplish the foregoing,

                  (i) Paragraph D of Article FOURTH of the Certificate of Incorporation of the Corporation is amended to add a new Section 3 thereof to read in full as follows:"
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Signed on June 15, 1999.                             /s/ Darby S. Macfarlane
                                                     ---------------------------
                                                     Darby S. Macfarlane
                                                     Chairperson of the Board
                                                     and Chief Executive Officer